CARDIOVASCULAR SYSTEMS, INC. RECEIVES APPROVAL FOR THE
DIAMONDBACK 360® CORONARY ORBITAL ATHERECTOMY SYSTEM (OAS)
MICRO CROWN IN JAPAN

•	OAS Micro Crown Approved to Treat Severely Calcified Coronary Lesions

•	Attractive Japan Market Will Be CSI’s First International Expansion

•	Only Atherectomy Device Designed to Both Pilot Tight Lesions and Treat Up to 4mm Vessels with a Single Device

St. Paul, Minn. – March 30, 2017 – Cardiovascular Systems, Inc. (CSI) (NASDAQ: CSII) announced that Japan’s Ministry of Health, Labor and Welfare (MHLW) has approved the Diamondback 360 Coronary OAS Micro Crown as a frontline treatment for de novo severely calcified lesions and to facilitate access to the arteries for percutaneous coronary interventions (PCI) thereafter.

“We are excited to receive this landmark approval which furthers our mission to provide primary tools for the treatment of calcified artery disease and facilitates our first international expansion,” said Scott Ward, Chairman, President and Chief Executive Officer of CSI. “Japan represents an attractive market opportunity as the world’s second-largest market for coronary interventions with over 280,000 PCIs per year, of which 10%-20% are estimated to be severely calcified. We look forward to working with Medikit, Co., Ltd., our exclusive distribution partner with a large sales force in Japan, to pursue this significant opportunity.”
Patients with severely calcified coronary lesions are some of the most difficult to treat, leading to worse clinical and economic outcomes. The Coronary OAS Micro Crown is the only atherectomy device designed to both pilot tight, calcific lesions and treat up to 4mm vessels with a single device. The ORBIT II and COAST studies demonstrated that OAS is safe and effective in treating patients with severely calcified lesions.

COAST was a Harmonization-By-Doing clinical study for the OAS Micro Crown conducted in both the United States and Japan under the regulations of both governments. COAST was led by Japan National Principal Investigator, Dr. Shigeru Saito, of Shonan Kamakura General Hospital, Kamakura City, Japan, and U.S. National Principal Investigator, Gregg W. Stone, MD, of New York-Presbyterian Hospital/Columbia University Medical Center, New York, NY.

Dr. Shigeru Saito, said, “Interventional cardiologists who currently use atherectomy to perform complex PCIs for difficult-to-treat patients will have an important new alternative therapy, with a unique mechanism of action and corresponding strong clinical outcomes, to treat these patients.”

Nobufumi Kurita, President of Medikit Co., Ltd. said, “Heart disease is one of the leading causes of death in Japan. While the prevalence of severely calcified coronary disease is similar to levels in the U.S, it is more readily identified in Japan, given the frequent use of advanced imaging technologies during PCI treatment. We are excited to introduce CSI’s novel OAS Micro Crown to this large and underserved patient population. Our dedicated team of coronary sales specialists will initially focus on a limited number of top medical institutions, driving quality adoption in those accounts and preparing for a full commercial launch in calendar 2018.”

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback Orbital Atherectomy System in peripheral arteries in August 2007. In October 2013, the company received FDA approval for the use of the Diamondback Orbital Atherectomy System in coronary arteries. The Stealth 360® Peripheral Orbital Atherectomy System (OAS) received CE Mark in October 2014. To date, over 290,000 of CSI’s devices have been sold to leading institutions across the United States.
About Medikit Co., Ltd.
Established in 1973 and based in Tokyo, Medikit Co., Ltd. is a global medical technology company and is publicly-traded on the JASDAQ exchange (JASDAQ: 7749). Medikit’s mission is to deliver the highest standards of excellence in operating as a health care company whose products and services help to enhance healthy lives by minimizing unnecessary suffering and death from disease. Medikit is a market leader in interventional products including vascular access devices such as hemodialysis catheters, intravenous catheters, sheaths and guiding catheters. Medikit products are sold in Japan, the United States and over 30 other countries. The company has R&D and manufacturing capabilities in Japan and Vietnam with more than 1,300 consolidated employees. For more information, visit the company’s website at www.medikit.co.jp.
Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding the commercial launch of the Diamondback 360® Coronary OAS Micro Crown in Japan, including the anticipated timing thereof, and the significant opportunity in Japan, are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the reluctance of physicians to accept new products; the effectiveness of the Diamondback 360 Coronary OAS Micro Crown; the impact of competitive products and pricing; approval of products for reimbursement and the level of reimbursement; general economic conditions; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.
U.S. Diamondback 360 Coronary Orbital Atherectomy Systems Indications: The Diamondback 360 Coronary Orbital Atherectomy Systems (OAS) are percutaneous orbital atherectomy systems indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS are contraindicated when the ViperWire guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS are contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-

site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated.

See the instructions for use before performing Diamondback 360® Coronary OAS procedures for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com .

Caution: Federal law (USA) restricts this device to sale by or on the order of a physician.

Contacts:

Cardiovascular Systems, Inc. Mark Sullivan (651) 900-7077 msullivan@csi360.com	PadillaCRT: Matt Sullivan (612) 455-1709 matt.sullivan@padillacrt.com

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